News
From Bio-Lok International Inc (BLLI)
Contacts: Ingo Kozak, VP Finance. 954-698-9998; ikoz@biolok.com
Bruce L. Hollander, President & CEO; blh@biolok.com

For Immediate Release

       Bio-Lok International Inc. reports preliminary
1st Quarter FY2005 results up over 50%
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Bio-Lok International Inc. filed Form 10-KSB for
FY2004 with the SEC on January 31, 2005.

DEERFIELD BEACH, Florida, February 4, 2005- Bio-Lok International Inc. (OTCBB: BLLI), a worldwide manufacturer and distributor of the Bio-Lok Precision Dental Implant System, today announced preliminary financial results for the first quarter ended January 31, 2005.

Bruce L. Hollander, President of Bio-Lok International Inc. announced the sales for 1st Quarter Fiscal Year 2005 reached $1.6 million, over 50% higher than for the same period prior year. “I am very pleased with the results of our organic growth,” said Hollander and he is looking forward to the challenge of doubling this growth as new capital becomes available.

Bio- Lok will be introducing its new Silhouette Laser-Lok Tapered Implants in March 2005 and believes that the new and recently FDA-approved implant surface technology that has been proven to attach and retain bone adjacent to the implant, will be well-received by the marketplace.

In connection with the introduction of the Silhouette Laser-Lok Implants in March 2005, Bio-Lok is currently recruiting top executive positions in Marketing & U.S. Sales.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts may be deemed to contain, forward-looking statements, including, but not limited to, deployment of new services, growth of the customer base, and growth of the service area, among other items. Actual results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing or other factors. Deviation may result from risk and uncertainties, including, without limitation, the company's dependence on third parties, market conditions for the sale of services, technical factors affecting networks, availability of capital and other risks and uncertainties. The company disclaims any obligation to update information contained in any forward-looking statement.